                                                                   EXHIBIT 10.77

                                                        33772.00002:091997:SCM:2



                  OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT



     THIS OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT is executed in reliance upon the transaction "safe harbor" afforded by Regulation S ("Regulation S") as promulgated by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended (the "Act").



     Polyphase Corporation, a Nevada corporation (the "Company"), has offered for sale outside the United States (as that term is defined in Regulation S), and the undersigned purchaser (the "Purchaser") hereby tenders this subscription and applies for the purchase of Seven Thousand Five Hundred (7,500) shares of Series F 6% Convertible Preferred Stock (the "Convertible Preferred Stock") of the Company which has the relative rights and privileges set forth in that certain Certificate of Designations, Preferences and Relative Participating or Optional or other Special Rights and Qualifications, Limitations or Restrictions (herein called the "Certificate of Designations") in the form annexed hereto as

Exhibit "1", (together with the shares of the Company's Common Stock issuable
------------
upon conversion of the Convertible Preferred Stock [the "Shares"]) and a Warrant to Purchase 500,000 shares of Common Stock of the Company at an exercise price of $1.50 per share exercisable over a five-year period in the form annexed hereto as Exhibit "2" (the "Warrant") at a purchase price per Share of $1.50
          -----------
(the "Offering"). Together with this Subscription Agreement, the Purchaser is delivering to the Escrow Agent by wire transfer the full amount of the purchase price for the Shares and the Warrant for which it is subscribing pursuant hereto ($750,000) against delivery of certificate(s) representing the Convertible Preferred Stock and the Warrant (the shares of Convertible Preferred Stock and the Warrant are sometimes collectively referred to herein as the "Securities"). Time is of the essence in connection with this Subscription Agreement.

     The parties to this Offshore Securities Subscription Agreement (the "Agreement") hereby agree as follows:

     1. Representations and Warranties of Purchaser. In order to induce the Company to accept this subscription, the Purchaser hereby represents and warrants to, and covenants with, the Company as follows:

          A.  Offshore Transaction.

          (i) The Purchaser is not a "U.S. person" as that term is defined under Regulation S.

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          (ii)      At the time the buy order for the Securities was originated,
     Purchaser was outside the United States and is outside the United States as of the date of the execution and delivery of this Agreement.

          (iii) Purchaser is purchasing the Securities for its own account and not on behalf of any U.S. person or any other person, and the transaction has not been prearranged with a purchaser in the United States (see Appendix A attached hereto for definitions of "U.S. person" and "United States" under Regulation S) and Purchaser is acquiring the Securities for investment purposes and not with a view towards distribution and has no present arrangement or intention to sell the Securities or the Common Stock issuable upon conversion of the Convertible Preferred Stock or upon exercise of the Warrant.

          (iv) The Purchaser represents and warrants and hereby agrees that all offers and sales of the Securities prior to the expiration of a period commencing on the date hereof and ending 40 days thereafter (the "Restricted Period") shall only be made in compliance with the safe harbor provisions contained in Regulation S, with which Purchaser is familiar, or pursuant to the registration of such securities under the Act or pursuant to an exemption from registration under the Act, and the Purchaser shall not take a short position directly or indirectly with respect to the Company's common stock during the Restricted Period, and that all offers and sales after the expiration of the Restricted Period in the United States or to a U.S. person shall be made only pursuant to such a registration or to such exemption from registration.

          (v) The Purchaser acknowledges and agrees that the Convertible Preferred Stock and/or the Warrant have not been registered under the Act and may not be offered or sold in the United States or to U.S. persons unless the Securities or the Shares are registered under the Act or an exemption from the registration requirements of the Act is available.

          (vi) The Purchaser is not an officer, director of "affiliate" (as that term is defined in Rule 405 under the Act) of the Company.

          B.  Information Available; Purchaser Status.

          (i) The purchaser has received and carefully reviewed the Company's most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K (collectively, the "SEC Reports"), and a

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     copy of the Certificate of Designations for the Convertible Preferred Stock
     in the form attached hereto as Exhibit "1".
                                    -----------

          (ii) The Purchaser has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the Offering, and all such questions, if any, have been answered to the full satisfaction of the Purchaser.

          (iii) The Purchaser is an "accredited investor" (as defined in Rule 501 under the Act) and has such knowledge and expertise in financial and business matters that the Purchaser is capable of evaluating the merits and risks involved in an investment in the Securities and acknowledges that an investment in the Securities entails a number of very significant risks and funds should only be invested by persons able to withstand the total loss of their investment.

          (iv) Except as set forth in this Agreement, no representations or warranties have been made to the Purchaser by the Company or any agent, employee or affiliate of the Company and in entering into this transaction the Purchaser is not relying upon any information, other than that contained in this Agreement, the SEC Reports and the results of independent investigation by the Purchaser.

          (v) The Purchaser understands that the Securities are being offered and sold to the Purchaser in reliance on specific exemptions from the registration requirements of the United States Federal and State securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Securities, and the Purchaser acknowledges that it is Purchaser's responsibility to satisfy itself as to the full observance by this Offering and the sale of the Securities to Purchaser of the laws of any jurisdiction outside the United States and Purchaser has done so.

          (vi) The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and this Agreement is a legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

          (vii) Purchaser understands that in the view of the SEC the statutory basis for the exemption claimed for the

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     transaction would not be present if the Offering, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Act and Purchaser confirms that its purchase of the Securities is not part of any such plan or scheme. Purchaser is acquiring the Securities for investment purposes and has no present intention to sell the Securities or the Shares issuable upon conversion or exercise thereof in the United States or to a U.S. person or for the account or benefit of a U.S. person.

     2.   Representations of the Company.  The Company represents and warrants:

          A. The Company is a "Reporting issuer" (as defined by Rule 902(l) of Regulation S). The Company is in full compliance, to the extent applicable, with all reporting obligations under either Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          B.   Offshore Transaction.

          (i) The Company has not offered the Convertible Preferred Stock or the Warrant to any person in the United States or to any "U.S. person" (as that term is defined in Regulation S.)

          (ii) At the time the buy order was received, the Company and/or its agents reasonably believed that the purchasers in the Offering were outside of the United States and were not U.S. persons.

          (iii) The Company reasonably believes that the purchase of the Convertible Preferred Stock and the Warrant pursuant to the Offering has not been prearranged with a purchaser in the United States.

     C. In connection with the Offering, neither the Company nor any of its agents has engaged in any "directed selling efforts" (as that term is defined in Rule 902(b)(1) of Regulation S) nor has the Company or any of its agents conducted any general solicitation relating to the Offering to persons residing within the United States or to U.S. persons.

     D. The execution, delivery and performance of this Agreement by the Company and the performance of its obligations hereunder do not and will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with or violate any provision of (i) the Company's Articles of

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Incorporation, as amended, or Bylaws, as amended, (ii) any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which it or any of its property is bound, (iii) any applicable statute of regulation, (iv) or any judgment, decree or order of any court or governmental body having jurisdiction over the Company or any of the Company's property.

     E. The Company is a corporation duly organized, validly existing and in good standing under the law of its jurisdiction of incorporation and is duly qualified as a foreign corporation in all jurisdictions where the failure to be so qualified would have a materially adverse effect on its business, taken as a whole.

     F. The execution, delivery and performance of this Agreement and the consummation of the issuance of the Convertible Preferred Stock and the Warrant and the transactions contemplated by this Agreement are within the Company's corporate powers and have been duly authorized by all necessary corporate and stockholder action on behalf of the Company.

     G. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company, or any of its properties, which might result in any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Company, or which might materially and adversely affect the properties or assets thereof.

     H. Except as set forth on Schedule H annexed hereto, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property may be bound; and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under, this Agreement or, the Convertible Preferred Stock or the Warrant will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, any material indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it is bound or any statute or the Articles of Incorporation, as amended, or Bylaws, as amended, of the Company, or any decree, judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties.

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     I.   None of the Company's filings with the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein in light of the circumstances under which they were made, not misleading. The Company has timely filed all requisite forms, reports and exhibits thereto with the SEC.

     J. There has been no material adverse change in the financial condition, earnings, business affairs or business prospects of the Company since the date of the Company's most recent Quarterly Report on Form 10-Q, if applicable, filed with the SEC.

     K. As of the date hereof, the conduct of the business of the Company complies in all material respects with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto. The Company has not received notice of any alleged violation of any statute, law, regulation, ordinance, rule, judgment, order or decree from any governmental authority which would materially adversely affect the business of the Company.

     L. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Purchaser that (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, business prospects, properties or assets of the Company or
(ii) could reasonably be excepted to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement and the Convertible Preferred Stock and the Warrant.

     M. The Company will not engage in any similar offering of its securities pursuant to Regulation S for a period of 180 days from the date of the Closing of this transaction unless the Purchaser has been previously offered such Securities in writing on the same terms and has refused to take up the offer within ten (10) days.

     N. There is no action pending for de-listing of the Company's Common Stock from the American Stock Exchange, Inc. nor is the Company aware of any threatened action relating thereto.

     3. Acceptance of Subscription. The Purchaser understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this Agreement where indicated. This Agreement shall be null and void if the Company does not accept it as aforesaid. Upon

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acceptance by the Company and receipt of the total purchase price, the Company will issue one or more certificates for the full number of shares of Convertible Preferred Stock and the Warrant subscribed for.

     4. Covenants of the Company. For so long as any Convertible Preferred Stock or the Warrant held by the Purchaser remain outstanding, the Company covenants and agrees with the Purchaser that the Company will:

          (i) reserve from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion in full of the outstanding Convertible Preferred Stock and exercise in full of the Warrant.

          (ii) maintain the listing of its Common Stock on the American Stock Exchange, Inc.

          (iii) not issue stock transfer instructions to its transfer agent with respect to and will not place a restrictive legend on the certificates representing shares of Common Stock issued upon (x) conversion of the Convertible Preferred Stock or (y) exercise of the Warrant.

     5. Conversion. For the purposes of conversion, the Convertible Preferred Stock shall be valued at its Liquidation Preference of $100 per share ("Value") and, if converted, the Convertible Preferred Stock shall be converted into such number of Common Shares of the Company, $0.01 par value (the "Conversion Shares"), as is obtained by dividing the aggregate value of the shares of Convertible Preferred Stock being so converted by the "Conversion Price." For purposes of this Part 5, this "Conversion Price" means seventy-five percent (75%) of the average daily closing bid price of Common Shares as reported on the American Stock Exchange, Inc. at 4:00 p.m. EST for the period of five (5) consecutive trading days immediately preceding the date of the conversion of the Convertible Preferred Stock in respect of which such Conversion Price is determined./1/ Any holder of Convertible Preferred Stock (an "Eligible Holder") may at any time commencing 41 days after the issuance of any Convertible Preferred Stock convert any whole number of shares of Convertible Preferred Stock in accordance with this Part 5.

           A. The conversion right provided by the above paragraph may be exercised only by an Eligible Holder of Convertible Preferred Stock, in whole or in part, by the surrender of the share

-----------------------------
     /1/ The number of Conversion Shares so determined shall be rounded upward to the nearest whole number of shares.

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certificate or share certificates representing the Convertible Preferred Stock to be converted at the principal office of the Company (or at such other place as the Company may designate in a written notice sent to the holder by first-class mail, postage prepaid, at its address shown on the books of the Company) against delivery of that number of whole Common Shares as shall be computed by dividing (1) the aggregate value of the Convertible Preferred Stock so surrendered, if any, by (2) the Conversion Price. Each Convertible Preferred Stock Share certificate surrendered for conversion shall be endorsed by its holder. In the event of any exercise of the conversion right of the Convertible Preferred Stock Shares granted herein (i) share certificates representing the Common Shares purchased by virtue of such exercise shall be delivered to such holder within five (5) days of notice of conversion free of restrictive legend or stop transfer orders, and (ii) unless the Convertible Preferred Stock Shares have been fully converted, a new share certificate representing the Convertible Preferred Stock Shares not so converted, if any, shall also be delivered to such holder within five (5) days of notice of conversion, or carried on the Company's ledger, at holder's option. Any Eligible Holder may exercise its right to convert the Convertible Preferred Stock Shares by telecopying an executed and completed Notice of Conversion to the Company, and within 72 hours thereafter, delivering the original Notice of Conversion and the certificate representing the Convertible Preferred Stock Shares to the Company by express courier. Each date on which a telecopied Notice of Conversion is received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date. Unless another form of transfer is requested by the Holder, the Company will transmit the Common Shares certificates issuable upon conversion of any Convertible Preferred Stock Shares (together with the certificates representing the Convertible Preferred Stock Shares not so converted) to the Eligible Holder via express courier within three business days after the Conversion Date if the Company has received the original Notice of Conversion and Convertible Preferred Stock Shares certificate being so converted by such date.

          B. All Common Shares which may be issued upon conversion of Convertible Preferred Stock Shares will, upon issuance, be duly issued, fully paid and nonaccessible and free from all taxes, liens, and charges with respect to the issue thereof. At all times that any Convertible Preferred Stock Shares are outstanding, the Company shall have authorized, and shall have reserved for the purpose of issuances upon such conversion, a sufficient number of Common Shares to provide for the conversion into Common Shares of all Convertible Preferred Stock Shares then outstanding at the then effective Conversion Price. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of Common Shares

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authorized and reserved for issuance upon the conversion of the Convertible
Preferred Stock Shares shall be proportionately increased.

     6. Registration. If upon conversion of Convertible Preferred Stock or the exercise of the Warrant effected by the Purchaser pursuant to the terms of this Agreement and the terms of the Convertible Preferred Stock and/or the Warrant the Company fails to issue certificates for shares of Common Stock issuable upon such conversion or exercise (the "Underlying Shares") to the Purchaser bearing no restrictive legend for any reason other than (i) the Company's reasonable good faith belief that the representations and warranties made by the Purchaser in this Agreement or the Notice of Conversion were untrue when made, or (ii) the inability of the Company to lawfully issue such Common Stock due to a change in SEC regulations, then the Company shall be required, at the request of the Purchaser and at the Company's expense, to effect the registration of the Underlying Shares issuable upon conversion of the Convertible Preferred Stock and/or the exercise of the Warrant under the Act and relevant Blue Sky laws as promptly as is practicable. The Company and the Purchaser shall cooperate in good faith in connection with the furnishing of information required for such registration and the taking of such other actions as may be legally or commercially necessary in order to effect such registration. In such case, the Company shall file a registration statement within 45 days of Purchaser's demand therefor and shall use its best efforts to cause such registration statement to become effective as soon as practicable thereafter. Such best efforts shall include, but not be limited to, promptly responding to all comments received from the staff of the SEC with respect to such registration statement and promptly preparing and filing amendments to such registration statement which are responsive to the comments received from the staff of the SEC. Once declared effective by the SEC the Company shall cause such registration statement to remain effective until the earlier of (i) the sale by the Purchaser of all Underlying Shares registered or (ii) 180 days after the effective date of such registration statement. In the event the Company fails to issue Common Stock to the Purchaser in accordance with paragraph 6, the current twenty-five percent (25%) discount provided in the Conversion Price shall increase by two percent (2%) and such discount shall continue to increase by two percent (2%) for each thirty (30) day period thereafter until the Registration Statement is declared effective by the SEC, or until the discount reached is fifty-one percent (51%), and additional shares of Common Stock shall be issued to the Purchaser in accordance with such additional discounts.

     7.   Indemnification.

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          A.   The Purchaser agrees to indemnify the Company and hold it
     harmless from and against any and all losses, damages, liabilities, costs and expenses which it may sustain or incur in connection with the breach by the Purchaser of any representation, warranty or covenant made by it herein.

          B. The Company agrees to indemnify the Purchaser and hold it harmless from and against any and all leases, damages, liabilities, costs and expenses which it may sustain or incur in connection with the breach by the Company of any representation, warranty or covenant made by it herein.

     8. Assignment. Neither this Agreement nor any of the rights of the Purchaser hereunder may be transferred or assigned by the Purchaser.

     9. Modification; Applicable Law; Successors. This Agreement (i) may only be modified by a written instrument executed by the Purchaser and the Company;
(ii) sets forth the entire agreement of the Purchaser and the Company with respect to the subject matter hereof; (iii) shall be governed by the laws of Texas applicable to contracts made and to be wholly performed therein; and (iv) shall inure to the benefit of, and be binding upon the Company and the Purchaser and their respective heirs, legal representatives, successors and permitted assigns.

     10. Gender. Unless the context otherwise requires, all personal pronouns used in this Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.

     11. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by facsimile or telecopy transmission confirmed by machine (followed within 24 hours by mail confirmation) or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows: if to Purchaser, to the address set forth on the signature page of this Agreement and if to the Company, to Polyphase Corporation, 16885 Dallas Parkway, Suite 400, Dallas, Texas 75248, or to such other address as the Company or the Purchaser shall have designated to the other by like notice.

     12. Restricted Period; Legend. The transaction restriction in connection with this offshore offer and sale restrict Purchaser from offering and selling the Securities to U.S. persons or for the account or benefit of a U.S. person for the Restricted Period. Rule 903(c)(2) governs the Restricted Period. Purchaser under-stands that the Company will instruct its transfer agent to place a stop transfer order (which shall be effective to prohibit

                                       10
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transfers to U.S. persons or for the account or benefit of U.S. persons solely during the Restricted Period) with respect to the certificates representing the Convertible Preferred Stock and that such certificates will bear the following legend:

     "The shares represented by this certificate have been issued pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (the 'Act'), and have not been registered under the Act. These shares may not be offered or sold within the United States or to, or for the account of a 'U.S. person' (as that term is defined in Regulation S) until after the 40th day following completion of the offering. After such date, this legend shall have no further effect."

Following the expiration of the Restricted Period, the Company will, at the request of the Purchaser, cause its transfer agent to issue certificates representing the Convertible Preferred Stock or the common stock issued upon conversion (or exercise of the Warrant) as may be applicable without any restrictive legend or stop transfer instructions.

     13. Costs and Expenses. Contemporaneously with the execution of this Agreement, the Company shall pay to Purchaser a due diligence fee of $11,250 to reimburse Purchaser for its costs and expenses of its due diligence investigation and analysis of the Company and the transaction contemplated by this Agreement. The Company shall pay on demand all out-of-pocket expenses incurred by Purchaser, including reasonable fees and disbursements of counsel for the Purchaser. The Company shall also bear its own cost, expenses and fees incurred or assumed by the Company in the preparation or execution of this Agreement and in complying with the terms and conditions hereof including the execution, delivery and/or filing of any and all documents or instruments referred to herein.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of September ___, 1997.

                             BLACK SEA INVESTMENTS, LTD.,
                             a Turks and Caicos Islands corporation



                             By:
                                 ----------------------------------------------
                                 Name:
                                       ----------------------------------------
                                 Title:
                                        ---------------------------------------

                                       11
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Exact name(s) in which ownership of securities is to be registered:

Black Sea Investments, Ltd.

Principal place of business:    c/o Finbar F. Dempsey
                                Cockburn House
                                Cockburn Town, Grand Turk

Federal Tax ID Number:   None

Original Number of Shares of Series G 6% Convertible Preferred Stock Purchased:
7,500 shares for the amount of $750,000

AGREED AND ACCEPTED this ____ day of September, 1997


                             POLYPHASE CORPORATION



                             By:
                                 -----------------------------------------------
                                 Name:
                                       -----------------------------------------
                                 Title:
                                        ----------------------------------------

                                       12
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                                 APPENDIX "A"


     Pursuant to Rules 902(o) and (p) of Regulation S, the terms "U.S Person" and "United States" are defined as follows:

     (o)  U.S. person.

     (1)  "U.S. person means:

          (i)    Any natural person resident in the United States;

          (ii) Any partnership or corporation organized or incorporated under the laws of the United States;

          (iii) Any estate of which any executor or administrator is a U.S. person;

          (iv)   Any trust of which any trustee is a U.S. person;

          (v) Any agency or branch of a foreign entity located in the United States;

          (vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

          (vii) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and

          (viii) Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act of 1933, unless it is organized or incorporated and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

     (2) Notwithstanding paragraph (o)(1) of this rule, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a "U.S. person."

     (3) Notwithstanding paragraph (o)(1) of this rule, any estate of which any professional fiduciary acting as executor or

                                       13
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administrator is a U.S. person shall not be deemed a U.S. person if:

          (i) An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the corpus of the estate; and

          (ii)   The estate is governed by foreign law.

     (4) Notwithstanding paragraph (o)(1) of this rule, any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

     (5) Notwithstanding paragraph (o)(1) of this rule, an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

     (6) Notwithstanding paragraph (o)(1) of this rule, any agency or branch of a U.S. person located outside the United States shall not be deemed a "U.S. person" if:

          (i)    The agency or branch operates for valid business reasons; and

          (ii) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

     (7) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed "U.S. persons."

     (p) United States. "United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

                                       14
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                                  SCHEDULE H

Description of defaults in performance or observance of material obligations, agreements, covenants or conditions under Section 2H.

Secured Promissory Note in the amount of $2,500,000 dated January 17, 1997, issued by Polyphase Corporation in favor of S & W Enterprises, L.L.C.

12% Senior Convertible Debentures in principal amounts totalling $4,000,000 and $1,500,000, dated July 5, 1994 and December 1, 1995, respectively, issued by Polyphase Corporation in favor of Merrill Lynch Convertible Fund, Inc. and Merrill Lynch World Income Fund, Inc.

Deed of Trust Note in the original principal amount of $1,000,000, dated May 25, 1994, issued by Polyphase Corporation in favor of Comerica Bank-Texas.

Note Purchase Agreement, Warrant Purchase Agreement and Senior Subordinated Note in the Principal amount of $13,000,000, dated May 5, 1995 between Overhill Farms, Inc. and Rice Partners II, L.P.

Loan and Security Agreement, Secured Promissory Note in the principal amount of $2,000,000, Secured Promissory Note in the principal amount of $4,000,00, dated May 5, 1995 between Overhill Farms, Inc. and Finova Capital Corporation.

Intecreditor and Subordination Agreement, dated May 5, 1995, among Finova
     Capital Corporation, Rice Partners II, L.P. and Overhill Farms, Inc.

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